Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued i) our report dated November 10, 2006, accompanying the consolidated financial statements of Diamondback Energy Services as of December 31, 2005 and for the period from September 29, 2005 (inception) through December 31, 2005; ii) our report dated November 10, 2006, accompanying the combined financial statements of Sooner Trucking & Oilfield Services, Inc. and its affiliates as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005; and iii) our report dated November 10, 2006, accompanying the financial statements of Quantum Drilling Motors, L.L.C. as of November 30, 2005 and December 31, 2004 and for the eleven-month period ended November 30, 2005 and for the years ended December 31, 2004 and 2003, contained in Diamondback Energy Services, Inc.’s Registration Statement on Amendment No. 2 to Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

January 18, 2007